                                                                 EXHIBIT 10(az)

                                  TERM NOTE-C
                                  -----------

                                                               Detroit, Michigan
$6,000,000.00                                                  August 1, 1996


     ON OR BEFORE August 1, 2003, FOR VALUE RECEIVED, Defiance, Inc., a Delaware corporation (herein called "Company") promises to pay to the order of COMERICA BANK, a Michigan banking corporation (herein called "Bank"), at its Main Office at 500 Woodward Avenue, Detroit, Michigan, or at such other place as the holder of this Note may designate in writing from time to time, the principal sum of Six Million and no/100 Dollars ($6,000,000.00) in lawful money of the United States of America, together with interest as set forth below.

     The indebtedness represented by this Note shall be repaid in eighty-four monthly installments of principal each equal to Seventy-One Thousand Four Hundred and Twenty-Eight and 57/100 Dollars ($71,428.57) commencing on the 1st day of September, 1996 and on the same day of each month thereafter until August 1, 2003 when the entire unpaid balance of principal and interest thereon shall be due and payable.

     The principal balance from time to time outstanding hereunder shall bear interest at the Applicable Interest Rate from time to time applicable thereto under the Agreement (as defined below) or as otherwise determined thereunder, and interest shall be computed, assessed and payable as set forth in the Agreement.

     This Note evidences borrowing under, is subject to, is secured in accordance with, may be prepaid in accordance with, and may be matured under the terms of the Second Amended and Restated Loan Agreement dated as of July 29, 1994 by and between Company and Bank ("Agreement") to which reference is hereby made. As additional security for this Note, Company grants Bank a lien on all property and assets, including deposits and other credits, of the Company, at any time in possession or control of or owing by Bank for any purpose.

     Company hereby waives presentment for payment, demand, protest and notice of protest and notice of dishonor and nonpayment of this Note and agrees that no obligation hereunder shall be discharged by reason of any extension, indulgence, release or forbearance granted by any holder of this Note to any party now or hereafter liable hereon or any present or subsequent owner of any property, real or personal, which is now or hereafter security for this Note. Any transferees of, or endorser, guarantor or surety paying this Note in full shall succeed to all rights of Bank, and Bank shall be under no further responsibility for the exercise thereof or the loan evidenced hereby. Nothing herein shall limit any right granted by other instrument or by law.

     All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

                                   DEFIANCE, INC.

                                   By: /s/ Michael J. Meier
                                      -----------------------------------
                                   Its: VP-Finance, CFO, Sec.-Treas.
                                       ----------------------------------